UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2020 (February 6, 2020)

Harsco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

As previously announced, on February 6, 2019, Harsco Corporation (the “Company”), solely in its capacity as guarantor therein, and CEI Holding, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Buyer”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Stericycle, Inc., a Delaware corporation (“Seller”). Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, Buyer will acquire Seller’s Environmental Solutions Business (the “Business”) with the acquisition to be effected through the purchase of all of the issued and outstanding common stock of Stericycle Environmental Solutions, Inc. (“ESOL” and together with its wholly owned subsidiaries, the “Group Companies”) for a purchase price of $462.5 million, which is subject to adjustments at closing.

Closing Conditions

Each party’s obligation to consummate the transactions contemplated by the Stock Purchase Agreement is subject to certain conditions specified therein, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any law or order issued by any governmental authority preventing consummation of any of the transactions contemplated by the Stock Purchase Agreement; and (iii) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Stock Purchase Agreement. Buyer’s obligation to consummate the transactions contemplated by the Stock Purchase Agreement is also conditioned on, among other things, the absence of the occurrence of a Material Adverse Effect (as defined in the Stock Purchase Agreement) with respect to the Business.

The Stock Purchase Agreement contains certain representations, warranties and covenants made by both parties. The Stock Purchase Agreement also contains certain rights to terminate the agreement, including the right of either Buyer or Seller to terminate the Stock Purchase Agreement on or after November 6, 2020 (or, under certain specified circumstances, February 6, 2021), if the transactions contemplated by the Stock Purchase Agreement have not been consummated by such date.

The Stock Purchase Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer, Seller, the Group Companies, the Business, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specific dates as set forth therein; are solely for the benefit of the parties to the Stock Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Buyer, Seller, the Group Companies, the Business, or their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated by such agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 7, 2020, the Company issued a press release announcing entry into a definitive agreement to acquire the Business from Seller. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information is being furnished in this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report contains forward-looking statements based on management’s current expectations, estimates and projections. The nature of the Company’s business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management’s confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan” or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company’s pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company’s inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company’s cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company’s business; (11) the Company’s ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company’s strategic acquisitions; (13) potential severe volatility in the capital markets and the impact on the cost to the Company to obtain debt financing as may be necessary to consummate the acquisition; (14) failure to retain key management and employees; (15) the amount and timing of repurchases of the Company’s common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company’s customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the occurrence of any event, charge or other circumstances that could give rise to the termination of the definitive agreement entered into for the acquisition; and (21) other risk factors listed from time to time in the Company’s SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, together with those described in Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of the Current Report on Form 8-K:

Exhibit 2.1	Stock Purchase Agreement, dated as of February 6, 2020, by and among Stericycle, Inc., CEI Holding, LLC and solely with respect to Section 11.16 thereof, Harsco Corporation.*

Exhibit 99.1	Press Release, dated February 7, 2020, announcing the acquisition of Stericycle’ Environmental Solutions Business.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and attachments to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: February 12, 2020	/s/ Russell C. Hochman
	Name:	Russell C. Hochman
	Title:	Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary